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                                                                     EXHIBIT 5.1

September 28, 1998

CONNECT, Inc.
515 Ellis Street
Mountain View, California 94043

       REGISTRATION STATEMENT ON FORM S-8
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Ladies and Gentlemen:

       At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") executed by CONNECT, Inc. (the "Company") and to
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be filed with the Securities and Exchange Commission (the "Commission") in
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connection with the registration under the Securities Act of 1933, as amended, of a total of 2,000,000 shares of the Company's Common Stock reserved for issuance under the 1996 Stock Option Plan and 125,053 shares of the Company's Common Stock reserved for issuance under the 1989 Stock Option Plan (collectively, the "Shares"). As your counsel in connection with this
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transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

       It is our opinion that upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares when issued and sold in the manner described in the Registration Statement will be legally and validly issued, fully paid and non-assessable.

       We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and in any amendment thereto.

       This opinion is solely for your benefit and may not be relied upon by any other person without our prior written consent.

                               Very truly yours,

                               VENTURE LAW GROUP
                               A Professional Corporation



                               /s/ Venture Law Group